UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2009
D.R. Horton, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
301 Commerce Street, Suite 500, Fort Worth, Texas 76102

(Address of principal executive offices)
Registrant’s telephone number, including area code: (817) 390-8200
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
          Effective September 23, 2009, DHI Mortgage Company, Ltd., a Texas limited partnership (“DHI Mortgage” or the “Seller”), and a subsidiary of D.R. Horton, Inc., and U.S. Bank National Association, a national banking association, as a Buyer, as Administrative Agent, and as Syndication Agent (“U.S. Bank”) entered into a Second Amendment to Master Repurchase Agreement dated March 27, 2008. The Seller and U.S. Bank are parties to the Master Repurchase Agreement, as amended by that certain First Amendment to Master Repurchase Agreement, dated as of March 5, 2009 (the “Repurchase Facility”).
     The primary purpose of the Repurchase Facility, as amended, is to provide financing and liquidity to DHI Mortgage by facilitating purchase transactions in which DHI Mortgage transfers eligible loans to buyers against the transfer of funds by buyers (thereby becoming purchased loans). The purchase transactions are based on the terms and conditions in the Second Amendment and the Repurchase Facility and the ancillary or operative agreements attached thereto or referred to therein. The Second Amendment increases the maximum aggregate commitment of the Repurchase Facility from $75 million to $100 million or, on the last five business days of any fiscal quarter of DHI Mortgage and the first seven business days of the following fiscal quarter, to $125 million. Amounts outstanding under the Repurchase Facility are not guaranteed by D.R. Horton, Inc. or any of its subsidiaries that guarantee their homebuilding debt.
     Generally, advances under the Repurchase Agreement carry a Pricing Rate based on the Libor Rate plus the Applicable Margin. The Applicable Margin is defined in the Repurchase Agreement as 2.5% for advances up to $100 million and 3.0% for any advances over $100 million. The Repurchase Agreement also provides for a Libor Rate Floor of 2.0%. Seller also agrees to pay the Administrative Agent a facility fee in an amount equal to one-fourth of one percent (0.25%) for the increase to the Maximum Aggregate Commitment pursuant to the Second Amendment. The Repurchase Facility term is unchanged, at the earlier of (i) March 4, 2010, or (ii) the date when the Buyers’ commitments are terminated pursuant to the Repurchase Facility, by order of any Governmental Authority or by operation of law. The Second Amendment is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 1.01.
     Other operative provisions amended by the Second Amendment are as set forth in the Second Amendment attached hereto as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth above under Item 1.01. “Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
10.1	Second Amendment to Master Repurchase Agreement, dated September 23, 2009, among DHI Mortgage Company, Ltd., U.S. Bank National Association, as Administrative Agent, Syndication Agent and a buyer, and the other parties listed thereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.
Date: September 24, 2009	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Second Amendment to Master Repurchase Agreement, dated September 23, 2009, among DHI Mortgage Company, Ltd., U.S. Bank National Association, as Administrative Agent, Syndication Agent and a buyer, and the other parties listed thereto.